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                                                                    EXHIBIT 23.2

                                                              [LOGO OF ANDERSEN]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia
May 3, 2002